EXHIBIT 99.1
To Form 8-K dated January 28, 2010

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

SEACOAST REPORTS IMPROVEMENT IN ASSET QUALITY AND RESULTS OF OPERATIONS FOR FOURTH QUARTER 2009

– Nonperforming loans declined by 36.4%

– Capital levels strengthened with closing of private placement as planned

– Core deposits increased by 3% during the quarter

Stuart, FL., January 28, 2010 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) today reported a fourth quarter net loss of $36.1 million compared with a net loss of $22.6 million for the fourth quarter of 2008. Including preferred stock dividends and accretion of discount of $937,000, the net loss applicable to common shareholders was $37.1 million or $0.69 per average common diluted share for the fourth quarter compared to a net loss of $22.7 million or $1.19 per average common diluted share for the fourth quarter of 2008.

During the quarter, we reduced large loan concentrations to more acceptable levels, which also produced a significant decline in the level of nonperforming loans and assets. Loan charge-offs were higher than anticipated due to the achievement of higher levels of loan sales. Continued aggressive collection and liquidation efforts, as well as the sale of approximately $68 million in problem assets during the quarter, helped reduce nonperforming loans by more than 36 percent. Nonperforming assets fell to 5.72 percent of assets at year end.

The Company’s capital position remains strong with a total risk-based capital ratio of approximately 15.2 percent at year-end 2009, compared to 16.2 percent at September 30, 2009 and 12.2 percent at December 31, 2008. In August 2009, the Company completed a common stock offering with gross proceeds of $89 million.

Over the past two years, the Company has aggressively reduced its exposure to construction and development loans in response to significant value declines for Florida real estate. Total construction and land development loans which peaked at 272 percent of tier 1 capital and the allowance for loan losses has been reduced to 68 percent at year-end. Total CRE exposure which peaked at 488 percent of tier 1 capital and the allowance for loan losses has been reduced to 295 percent. These levels are now below regulatory benchmarks for institutions having higher concentrations in construction or commercial real estate loans.

“Last quarter we reported that we had completed our goal of reducing our exposure to residential development loans and that nonaccrual loans had likely peaked”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “This quarter our nonaccrual loans declined by 36.4 percent as our stronger capital base allowed us to increase our effort to reduce and resolve nonperforming loans through loan sales and by working with distressed borrowers. While painful, our comprehensive approach to lower the Company’s credit risk profile as quickly as possible has been successful. The number of large balance exposures was materially reduced during 2009, and as a result we expect lower loss severity and loss volatility going forward,” added Mr. Hudson.

Based on a significant reduction in larger balance problem loans and reductions in classified loan balances evidenced since June of 2009, the Company expects the deterioration of problem credits to moderate and, as a result, loan charge-offs are expected to decline significantly in the upcoming quarter.

Loan Portfolio Risk Reduction Update

Construction and land development portfolios are being run-off and risk is being reduced. These portfolios have been the primary source of increases in both nonperforming loans and loan losses over the past two years.

Construction
and Land							Dec. 31,
Development Loans			Dec. 30, 2008	Mar. 31, 2009	June 30, 2009	Sept. 30, 2009	2009
Dollars in millions	High Point
Residential	$351.6	3/31/2007	$129.9	$117.2	$96.7	$57.6	$47.6
Commercial	242.4	12/31/2007	209.3	201.4	166.8	128.7	77.5
Individuals	91.3	12/31/2006	56.0	50.2	44.2	41.8	37.8
TOTAL	627.0	9/30/2007	$395.2	$368.8	$307.7	$228.1	$162.9

Total as a percentage
of total loans			23.6%	22.6%	19.4%	15.2%	11.7%
Total as a percentage
of tier 1 risk-based
capital and
Allowance for loan
Losses			164.7%	154.5%	133.6%	83.6%	67.8%

Liquidation of the construction and land development loan portfolio continued in the current quarter with commercial construction loans declining significantly by $51.2 million or 39.8 percent to $77.5 million. Overall liquidation of both the residential and commercial components of the construction portfolios has been achieved through early recognition of the potential for portfolio weakness in early 2007 as the housing market began to decline, as well as aggressive collection and liquidation activities with borrowers and the sale of a number of larger problem loans. Total construction and land development loans have been reduced to approximately one quarter of that reported at the high point in 2007, and a substantial portion of the remaining portfolio is currently classified nonaccrual, and is now in the process of liquidation in accordance with specific workout plans designed to achieve substantial liquidation in an orderly fashion over the next year.

Commercial real estate mortgage loans remain well diversified (as shown in the attached table) with all but three categories of exposure at less than 20 percent of tier 1 capital and the allowance for loan losses. The three largest categories of exposure are office buildings, retail trade and industrial at 55 percent, 68 percent and 37 percent, respectively, of tier 1 capital and the allowance for loan losses. While the Company may see further deterioration over time in this portfolio as a result of continuing economic weakness, we expect a much lower level of loss potential than recently experienced in our construction and land development portfolios.

Problem Loan Management and Loss Mitigation Update

Nonperforming assets declined substantially during the quarter due to a slowing of the deterioration of loans and the sale of approximately $68 million in nonperforming loans. The sale of loans included approximately $35 million in noncurrent or restructured residential mortgage loans. Total restructured loans grew substantially due to our focus on early intervention loss mitigation strategies in connection with several larger locally based commercial real estate mortgage borrowers. These restructures are supported with current cash flow projections supporting debt service requirements.

Nonaccrual Loans
December 31, 2009

				Restructured
	Nonaccrual Loans			Loans (Accruing)
Dollars in thousands	Non Current	Current*	Total

Construction and land development
Residential	$14,638	$13,387	$28,025	$4,867
Commercial	30,013	0	30,013	0
Individual	1,515	256	1,771	1,056
Residential Mortgage	8,944	3,846	12,790	9,833
Commercial Real Estate Mortgage	13,503	10,361	23,864	40,678
Commercial and Financial	210	326	536	0
Installment loans to individuals	877	0	877	999
TOTAL	$69,700	$28,176	$97,876	$57,433

*Loans classified as nonaccrual (including restructured loans) and less than 30 days past due.

Nonaccruing loans fell during the quarter by $56 million to $98 million at year end, a reduction of 36.4 percent. During the quarter, nonaccruing and restructured residential mortgage loans fell significantly due to the previously mentioned loan sale and a significant reduction in new problem loans, including a significant reduction in customers seeking restructured mortgages. A total of 48 applications for residential mortgage modification were received in the final quarter of 2009, compared with 73 in the third quarter and 102 in the second quarter of the year.

Early stage delinquencies improved or remained stable for all portfolios during the quarter. Accruing residential mortgage loans (including home equity lines) 30-89 days past due totaled $5.7 million (or 1.1 percent of residential loans) compared to $7.1 million in the prior quarter. Commercial real estate and construction and land development loans 30-89 days past due totaled $2.2 million (or 0.3 percent) compared to $3.0 million in the prior quarter. Loans 90 days or more past due, not on nonaccrual, continued to be nominal for all portfolios.

Liquidity remains strong and stable, supported by the Bank’s diverse local retail and commercial deposit base with no overnight borrowings. The Company’s outstanding wholesale funding represents approximately 6.6 percent of total assets at year-end 2009, comprised of longer term Federal Home Loan Bank advances, subordinated debt and a small and declining portfolio of brokered certificates of deposit. During July 2008, the Company tested its ability to access the brokered certificates of deposit market. In addition, during the second half of 2008 and the year 2009, some the Bank’s existing customers utilized the CDARS program to obtain 100 percent FDIC insurance coverage for larger balance certificate of deposits which are required to be classified as brokered certificates of deposit. Brokered certificates of deposit totaled approximately $39 million at year end.

During the fourth quarter of 2008, the Company undertook a comprehensive review of its expense structure and developed a plan to reduce expenses. Reductions in overhead totaled $6.0 million in 2009, but were offset with higher credit related expenses and higher FDIC insurance assessments. The expense reductions during 2009 included: reduced salaries and employee benefits, outsourced data processing, furniture and equipment and marketing costs. Total noninterest expenses for the year ended 2009 (excluding noncash goodwill impairment) totaled $81.9 million, an increase of $3.0 million compared with 2008. Excluding net losses on OREO and other one-time expenditures, other operating expenses declined to $17.7 million in the fourth quarter, $2.4 million or 12.1 percent lower on a comparable basis to the fourth quarter last year.

Net interest income (on a tax equivalent basis) was $17.5 million for the fourth quarter 2009, the same as the fourth quarter 2008, but $1.6 million below third quarter 2009 as a result of a decline in loans and lower loan and investment yields. These adverse impacts were partially offset by reduced deposit costs, and produced higher net interest margin, which totaled 3.37 percent, up 5 basis points in the fourth quarter 2009, compared with 3.32 percent for the same quarter 2008, but lower than the 3.74 percent for the third quarter 2009.

Average loans outstanding (net of unearned income) during the fourth quarter 2009 were $260 million lower than the same quarter of 2008, and ending loans (net of unearned income) were $279 million or 16.7 percent lower than a year ago. The yield on loans in the fourth quarter 2009 was 50 basis points lower than the same period in 2008, reflecting the impact of higher average nonperforming and restructured loans. Average noninterest bearing deposits in the fourth quarter 2009 declined by $1.2 million, compared to the same period in 2008, but increased by $1.6 million compared to the third quarter 2009. Average interest bearing deposits in the fourth quarter totaled $1.52 billion, $44 million lower when compared to the same quarter for 2008, primarily as a result of a decline in brokered certificates of deposits. More recently, average interest bearing deposits increased $55.3 million during the fourth quarter 2009 compared with the third quarter of 2009. Average balances for certificates of deposits increased by $18 million compared to the third quarter to $711 million during the fourth quarter of 2009. The average rate paid in the fourth quarter 2009 for certificates of deposits was 2.20 percent, 139 basis points lower than the rate paid for the same period in 2008. The average cost of interest bearing liabilities for the fourth quarter 2009 totaled 1.38 percent, down 114 basis points from the fourth quarter of 2008, and the average cost of deposits declined 98 basis points to 1.15 percent when compared with the same period for 2008.

As reported throughout the year, the Company has been executing a retail core deposit strategy and has experienced strong growth in core deposit customer relationships when compared to the prior year’s results. Outstanding balances for noninterest bearing demand and savings accounts (including money market balances) increased during the fourth quarter by 7 and 25 percent annualized, respectively. These relationship balances have increased as a result of the retail deposit growth strategy, which has improved market share, increased average services per household and decreased customer attrition. Retail and commercial core deposits (total deposits excluding certificates of deposit greater than $100,000, brokered certificates and deposits from local governments) increased to $1.35 billion at year end, up $38.8 million or 3.0 percent (or 11.9 percent annualized) during the fourth quarter. Total deposits excluding brokered certificates increased by $30.8 million or 1.8 percent for the year ended 2009.

Other highlights for the total year and fourth quarter 2009:

•	Loan loss reserves remained strong at 3.09 percent of total loans compared to 1.75 percent of total loans at the end of the prior year;

•	Residential loans in the process of foreclosure declined $10.3 million from the third quarter 2009 to $2.7 million at the end of the year;

•	Internally criticized and classified loans, which grew significantly over the past two years as a result of deteriorating market conditions, have declined steadily since June 30, 2009;

•	Net interest income totaled $73.8 million for the year, and the net interest margin was 3.55 percent, only 3 basis points lower than the prior year.

Earnings (before the provision for loan losses and taxes) for the quarter totaled approximately $3.4 million, down from $4.6 million in the third quarter 2009, the result of lower net interest income of $1.6 million and increased costs associated with one-time consulting projects and branch closures, up $1.5 million over the third quarter. It is expected that net interest income will benefit from the improved deposit mix and deposit re-pricing, offset by negative loan growth and declining asset yields. Pre-provision earnings are expected to remain in the $4 million range per quarter in 2010, provided the elevated credit costs are lower as a result of reduced problem assets.

Noninterest expenses totaled $20.9 million, increasing $135,000 from the prior year’s fourth quarter and $362,000 greater than the third quarter of 2009. Professional fees associated with strategic planning assistance and losses on closed branch facilities in the fourth quarter 2009 added $832,000 and $905,000, respectively, to total expenses compared to a year ago. The Company believes that the higher level of legal costs experienced this year should begin to decline in 2010, as the majority of loans which have accounted for these elevated expense levels have been significantly reduced.

The tax benefit for the net loss for the fourth quarter totaled $13.9 million. The deferred tax valuation allowance was increased by a like amount, and therefore there was no change in the carrying value of deferred tax assets which are supported by tax planning strategies.  Due to limitations on the inclusion of deferred tax assets, regulatory capital ratios are unaffected by the reduced tax benefit for the quarter.  Should the economy show signs of improvement and our credit losses moderate, we anticipate that we could place increased reliance on our forecast of future taxable earnings, which would support realization of the third and fourth quarter deferred tax assets and increase the Company’s common shareholders’ equity by up to $29.6 million.

Noninterest income, excluding securities gains and losses, declined 4.7 percent when compared to the fourth quarter of 2008, reflecting decreased revenues primarily from wealth management fees, marine finance fees, and service charges on deposits, offset by increases in mortgage banking and debit card fees. The tight credit markets were responsible for much lower marine finance activities. A more stable residential market and improved home affordability accounted for increased residential mortgage applications and closings in 2009. Merchant income, wealth management, and other revenue tied to transaction volumes were all lower as a result of the economic recession. The Company expects these revenue sources to be weaker until the economy in its markets begins to improve.

Seacoast will host a conference call on Friday, January 29, 2010 at 9:30 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2464 (access code: 8397217; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of January 29, by dialing (877) 213-9653 (domestic), using the passcode 8397217. Alternatively, individuals may listen to the live audio webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of January 29, 2010, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

Seacoast Banking Corporation of Florida has approximately $2.2 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly report on Form 10-Q/A for the period ending September 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING	CORPORATION	OF FLORIDA AND	SUBSIDIARIES
		Three Months Ended			Twelve Months Ended
(Dollars in thousands,		December 31,			December 31,
except per share data)		2009		2008	2009		2008
Summary of Earnings
Net loss		$(36,149)	$	(22,596)	$(144,686)	$	(45,597)
Net loss available to common shareholders		(37,086)		(22,679)	(148,434)		(45,712)
Net interest income (1)		17,518		17,535	73,847		77,517
Performance Ratios
Return on average assets-GAAP basis (2),(3)		(6.55)%		(3.99)%	(6.49)%		(1.97)%
Return on average tangible assets (2),(3),(4)		(6.53)		(4.05)	(4.28)		(1.99)
Return on average shareholders’ equity–GAAP basis (2),(3)		(80.08)		(45.92)	(72,78)		(22.25)
Net interest margin (1),(2)		3.37		3.32	3.55		3.58
Per Share Data
Net loss diluted-GAAP basis		$(0.69)	$	(1.19)	$(4.68)	$	(2.41)
Net loss basic-GAAP basis		(0.69)		(1.19)	(4.68)		(2.41)
Cash dividends declared		0.00		0.01	0.01		0.34

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

FINANCIAL (Unaudited)
HIGHLIGHTS (cont’d)
SEACOAST BANKING CORPORATION OF FLORIDA	AND SUBSIDIARIES
(Dollars in thousands,	December 31,					Increase/
except per share data)	2009		2008			(Decrease)
Credit Analysis
Net charge-offs year-to-date	$108,963		$	81,148		34.3%
Net charge-offs to average loans	6.86	%		4.45	%	54.2
Loan loss provision year-to-date	$122,767		$	88,634		38.5
Allowance to loans at end of period	3.09	%		1.75	%	76.6
Nonperforming loans	$97,876		$	86,970		12.5
Other real estate owned	25,385			5,035		404.2

Total nonperforming assets	$123,261		$	92,005		34.0

Restructured loans (accruing)	$57,433		$	12,616		355.2
Nonperforming assets to loans and other real estate
owned at end of period	8.66	%		5.47	%	58.3
Nonperforming assets to total assets	5.72			3.97		44.1
Selected Financial Data
Total assets	$2,153,315		$	2,314,436		(7.0)
Securities – available for sale (at fair value)	393,648			318,030		23.8
Securities – held for investment (at amortized cost)	17,087			27,871		(38.7)
Net loans	1,354,311			1,647,340		(17.8)
Deposits	1,779,434			1,810,441		(1.7)
Total shareholders’ equity	153,935			216,001		(28.7)
Common shareholders’ equity	108,936			172,214		(36.7)
Book value per share common	1.85			11.27		(83.6)
Tangible book value per share	2.54			8.39		(69.7)
Tangible common book value per share (5)	1.78			6.10		(70.8)
Average shareholders’ equity to average assets	8.92	%		8.87	%	0.6
Tangible common equity to tangible assets (5),(6)	4.88			5.18		(5.8)
Average Balances (Year-to-Date)
Total assets	$2,228,418		$	2,311,052		(3.6)
Less: intangible assets	29,446			55,817		(47.2)

Total average tangible assets	$2,198,972		$	2,255,235		(2.5)

Total equity	$198,798		$	204,933		(3.0)
Less: intangible assets	29,446			55,817		(47.2)

Total average tangible equity	$169,352		$	149,116		13.6

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
(Dollars in thousands, except per share data)		2009	2008 2009		2008
Interest on securities:
Taxable	$	3,862	$3,663	$16,357	$14,198
Nontaxable		72	78	305	348
Interest and fees on loans		19,248	24,788	84,882	111,313
Interest on federal funds sold and other investments		241	151	661	1,225

Total Interest Income		23,423	28,680	102,205	127,084
Interest on deposits		1,247	3,179	6,031	17,295
Interest on time certificates		3,936	6,654	18,749	26,117
Interest on borrowed money		796	1,380	3,836	6,441

Total Interest Expense		5,979	11,213	28,616	49,853

Net Interest Income		17,444	17,467	73,589	77,231
Provision for loan losses		39,514	30,656	122,767	88,634

Net Interest Income (Loss) After Provision for Loan Losses		(22,070)	(13,189)	(49,178)	(11,403)
Noninterest income:
Service charges on deposit accounts		1,612	1,833	6,491	7,389
Trust income		543	574	2,098	2,344
Mortgage banking fees		422	184	1,746	1,118
Brokerage commissions and fees		321	447	1,416	2,097
Marine finance fees		228	318	1,153	2,304
Debit card income		658	574	2,613	2,453
Other deposit based EFT fees		79	83	331	359
Merchant income		409	487	1,764	2,399
Other		329	330	1,403	1,778

		4,601	4,830	19,015	22,241
Securities gains, net		2,188	0	5,399	355

Total Noninterest Income		6,789	4,830	24,414	22,596
Noninterest expenses:
Salaries and wages		6,446	7,083	26,693	30,159
Employee benefits		1,228	1,664	6,109	7,173
Outsourced data processing costs		1,741	1,812	7,143	7,612
Telephone / data lines		420	498	1,835	1,896
Occupancy expense		2,830	2,256	9,113	8,292
Furniture and equipment expense		697	706	2,701	2,841
Marketing expense		519	600	2,067	2,614
Legal and professional fees		2,336	2,117	6,984	5,662
FDIC assessments		1,042	1,034	4,952	2,028
Amortization of intangibles		315	315	1,259	1,259
Net loss on other real estate owned and other
asset dispositions		1,415	583	5,422	1,424
Goodwill impairment		0	0	49,813	0
Other expense		1,879	2,065	7,656	7,930

Total Noninterest Expenses		20,868	20,733	131,747	78,890
Loss Before Income Taxes		(36,149)	(29,092)	(156,511)	(67,697)
Benefit for income taxes		0	(6,496)	(11,825)	(22,100)

Net Loss		(36,149)	(22,596)	(144,686)	(45,597)
Preferred Stock Dividends and Accretion on
Preferred Stock Discount		937	83	3,748	115
Net Loss Available to Common
Shareholders	$	(37,086)	$(22,679)	$(148,434)	$(45,712)
Per share common stock:
Net loss diluted	$	(0.69)	$(1.19)	$(4.68)	$(2.41)
Net loss basic		(0.69)	(1.19)	(4.68)	(2.41)
Cash dividends declared		0.00	0.01	0.01	0.34
Average diluted shares outstanding		53,790,905	19,044,853	31,733,260	18,997,757
Average basic shares outstanding		53,790,905	19,044,853	31,733,260	18,997,757

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,			December 31,
(Dollars in thousands, except share amounts)	2009			2008
Assets
Cash and due from banks	$	32,200	$	46,002
Federal funds sold		0		4,605
Interest bearing deposits with other banks		182,900		100,585

Total Cash and Cash Equivalents		215,100		151,192
Securities:
Available for sale (at fair value)		393,648		318,030
Held for investment (at amortized cost)		17,087		27,871

Total Securities		410,735		345,901
Loans available for sale		18,412		2,165
Loans, net of unearned income		1,397,503		1,676,728
Less: Allowance for loan losses		(43,192)		(29,388)

Net Loans		1,354,311		1,647,340
Bank premises and equipment, net		40,612		44,122
Other real estate owned		25,385		5,035
Goodwill and other intangible assets		4,121		55,193
Other assets		84,639		63,488

	$	2,153,315	$	2,314,436

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$	268,789	$	275,262
Savings deposits		838,288		802,201
Other time deposits		326,070		326,473
Brokered time certificates		38,656		100,463
Time certificates of $100,000 or more		307,631		306,042

Total Deposits		1,779,434		1,810,441
Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days		105,673		157,496
Borrowed funds		50,000		65,302
Subordinated debt		53,610		53,610
Other liabilities		10,663		11,586

		1,999,380		2,098,435
Shareholders’ Equity
Preferred stock		44,999		43,787
Common stock		5,887		1,928
Additional paid in capital		178,133		99,788
Retained earnings		(76,237)		70,278
Treasury stock		(855)		(1,839)

		151,927		213,942
Accumulated other comprehensive gain, net		2,008		2,059

Total Shareholders’ Equity		153,935		216,001

	$	2,153,315	$	2,314,436

Common Shares Outstanding		58,867,229		19,171,779

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
			QUARTERS
			2009												Last 12
(Dollars in thousands, except per share data)			Fourth			Third			Second		First				Months

Net loss		$	(36,149)		$	(40,777)	$		(63,000)		$	(4,760)	$		(144,686)
Operating Ratios
Return on average assets-GAAP basis (2),(3)			(6.55)%			(7.55)%			(11.19)%			(0.83)%			(6.49)%
Return on average tangible assets (2),(3),(4)			(6.53)			(7.53)			(2.36)			(0.82)			(4.28)
Return on average shareholders’ equity -GAAP basis (2),(3)			(80.08)			(86.49)			(119.80)			(8.83)			(72.78)
Net interest margin (1),(2)			3.37			3.74			3.65			3.44			3.55
Average equity to average assets			8.13			8.73			9.34			9.45			8.92
Credit Analysis
Net charge-offs		$	45,172		$	40,142			$15,109			8,540			$108,963
Net charge-offs to average loans			12.12	%		10.14		%	3.71	%		2.07		%	6.86	%
Loan loss provision		$	39,514		$	45,374			$26,277			$11,652			$122,767
Allowance to loans at end of period			3.09	%		3.25		%	2.75	%		1.99		%
Restructured loans (accruing)		$	57,433		$	16,061			$14,789			$3,309
Nonperforming loans		$	97,876		$	153,981			$126,758			$109,381
Other real estate owned			25,385			26,819			23,259			12,684

Nonperforming assets		$	123,261		$	180,800			$150,017			$122,065

Nonperforming assets to loans and other real estate owned at end of
period			8.66	%		11.80		%	9.33	%		7.42		%
Nonperforming assets to total assets			5.72			8.45			6.86			5.29
Nonaccrual loans and accruing loans 90 days or more past due to loans
outstanding at end of period			7.01			10.23			8.09			6.97
Per Share Common Stock
Net loss diluted-GAAP basis		$	(0.69)		$	(1.21)			$(3.35)			$(0.30)			$(4.68)
Net loss basic-GAAP basis			(0.69)			(1.21)			(3.35)			(0.30)			(4.68)
Cash dividends declared			0.00			0.00			0.00			0.01			0.01
Book value per share common			1.85			2.57			8.03			8.86
Average Balances
Total assets		$	2,189,699		$	2,142,228	$		2,258,792		$	2,313,125
Less: intangible assets			4,274			4,590			54,717			55,033

Total average tangible assets		$	2,185,425		$	2,137,638	$		2,204,075		$	2,258,092

Total equity		$	179,093		$	187,057			$210,997			$218,609
Less: intangible assets			4,274			4,590			54,717			55,033

Total average tangible equity		$	174,819		$	182,467			$156,280			$163,576

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

		December 31,	December 31,
SECURITIES		2009	2008
U.S. Treasury and U.S. Government Agencies	$	3,688	$22,380
Mortgage-backed		384,864	290,423
Obligations of states and political subdivisions		2,063	2,070
Other securities		3,033	3,157
Securities Available for Sale		393,648	318,030
Mortgage-backed		12,853	22,248
Obligations of states and political subdivisions		4,234	5,623

Securities Held for Investment		17,087	27,871

Total Securities	$	410,735	$345,901

	December 31,		December 31,
LOANS		2009	2008

Construction and land development	$	162,868	$395,243
Real estate mortgage		1,109,077	1,125,465
Installment loans to individuals		64,024	72,908
Commercial and financial		61,058	82,765
Other loans		476	347

Total Loans	$	1,397,503	$1,676,728

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009								2008
	Fourth Quarter		Third Quarter						Fourth Quarter

	Average	Yield/			Average	Yield/			Average	Yield/
(Dollars in thousands)	Balance	Rate			Balance	Rate			Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$368,830	4.19		%	$348,770	4.90		%	$299,410	4.89	%
Nontaxable	6,393	6.76			6,742	6.59			7,886	5.93

Total Securities	375,223	4.23			355,512	4.93			307,296	4.92
Federal funds sold and other
investments	211,685	0.45			97,215	0.67			55,101	1.09
Loans, net	1,478,126	5.18			1,571,186	5.26			1,737,896	5.68

Total Earning Assets	2,065,034	4.51			2,023,913	4.98			2,100,293	5.45
Allowance for loan losses	(41,662)				(43,124)				(31,489)
Cash and due from banks	34,553				28,614				36,743
Premises and equipment	41,872				42,636				44,121
Other assets	89,902				90,189				105,368

	$2,189,699		$		2,142,228		$		2,255,036

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$53,109	0.52		%	$50,662	0.51		%	$56,161	1.23	%
Savings deposits	101,005	0.24			102,429	0.28			99,155	0.64
Money market accounts	654,250	0.68			618,240	0.64			670,094	1.69
Time deposits	710,955	2.20			692,616	2.45			737,906	3.59
Federal funds purchased and other short term borrowings	92,466	0.25			82,264	0.33			88,253	0.83
Other borrowings	110,479	2.64			118,745	2.71			118,697	4.01

Total Interest-Bearing Liabilities	1,722,264	1.38			1,668,956	1.50			1,770,266	2.52
Demand deposits (noninterest-bearing)	275,589				273,972				276,759
Other liabilities	12,753				12,243				12,241

Total Liabilities	2,010,606				1,955,171				2,059,266
Shareholders’ equity	179,093				187,057				195,770

	$2,189,699		$		2,142,228		$		2,255,036

Interest expense as a % of earning assets		1.15		%		1.23		%		2.12	%
Net interest income as a % of earning assets		3.37				3.74				3.32

(1) On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD
(Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
			2008
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$30.6	$26.3	$19.6	$8.6
	<$4 million	26.6	21.1	13.0	8.8
Town homes	>$4 million	19.4	17.1	17.1	-
	<$4 million	4.4	2.9	4.6	6.1
Single Family
Residences	>$4 million	20.8	21.2	13.5	11.9
	<$4 million	35.9	28.3	23.7	14.9
Single Family
Land & Lots	>$4 million	85.1	64.3	40.3	22.1
	<$4 million	27.0	30.8	29.9	30.7
Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5
GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD
(Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
			2009			Nonperforming
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4th Qtr	Number

Construction and Land Development
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$-	$-	-
	<$4 million	7.9	8.8	3.7	6.1	6.1	3
Town homes	>$4 million	-	-	-	-	-	-
	<$4 million	4.2	2.3	—	—	—	—
Single Family
Residences	>$4 million	6.6	6.5	-	-	-	-
	<$4 million	13.9	10.3	7.1	4.1	0.9	7
Single Family
Land & Lots	>$4 million	21.8	21.8	5.9	5.9	5.9	1
	<$4 million	29.6	21.5	19.5	16.6	5.6	18
Multifamily	>$4 million	7.8	7.8	6.6	6.6	6.6	1
	<$4 million	17.0	9.8	9.5	8.3	3.0	4

TOTAL	>$4 million	44.6	44.0	17.8	12.5	12.5	2
TOTAL	<$4 million	72.6	52.7	39.8	35.1	15.6	32
GRAND TOTAL		$117.2	$96.7	$57.6	$47.6	$28.1	34

QUARTERLY TRENDS – LOANS AT END OF PERIOD
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007	2008
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$60.2	$57.2	$47.4	$32.6	$17.4
Townhomes	25.0	23.8	20.0	21.7	6.1
Single family residences	59.0	56.7	49.5	37.2	26.8
Single family land and lots	116.4	112.1	95.1	70.2	52.8
Multifamily	34.5	32.6	34.0	30.7	26.8

	295.1	282.4	246.0	192.4	129.9
Commercial
Office buildings	30.9	29.1	31.1	27.8	17.3
Retail trade	69.0	60.4	63.6	68.5	68.7
Land	82.6	92.5	75.4	73.9	73.3
Industrial	13.0	16.9	20.8	20.7	13.3
Healthcare	1.0	1.0	1.0	—	—
Churches and educational facilities	—	—	0.1	—	—
Lodging	11.2	—	—	—	—
Convenience stores	1.7	1.8	—	—	—
Marina	23.1	26.8	28.9	30.5	30.7
Other	9.9	11.3	6.3	5.4	6.0

	242.4	239.8	227.2	226.8	209.3
Individuals
Lot loans	39.4	39.4	40.0	38.4	35.7
Construction	32.7	32.4	27.1	27.4	20.3

	72.1	71.8	67.1	65.8	56.0

Total construction and land development	609.6	594.0	540.3	485.0	395.2
Real estate mortgages
Residential real estate
Adjustable	319.5	317.6	318.8	316.5	329.0
Fixed rate	87.5	89.1	90.2	93.4	95.5
Home equity mortgages	91.4	91.7	93.1	84.3	84.8
Home equity lines	59.1	56.3	59.4	59.7	58.5

	557.5	554.7	561.5	553.9	567.8
Commercial real estate
Office buildings	131.7	144.3	142.3	143.6	146.4
Retail trade	76.2	83.8	93.5	101.6	111.9
Land	5.3	—	—	0.6	—
Industrial	105.5	104.3	93.3	92.2	94.7
Healthcare	32.4	39.9	33.6	31.6	29.2
Churches and educational facilities	40.2	40.2	36.5	35.6	35.2
Recreation	3.0	2.8	1.8	1.8	1.7
Multifamily	13.8	20.0	19.1	19.2	27.2
Mobile home parks	3.9	3.2	3.1	3.1	3.0
Lodging	22.7	27.9	28.0	26.7	26.6
Restaurant	8.2	8.0	9.0	8.6	6.2
Agricultural	12.9	12.4	9.0	8.7	8.5
Convenience stores	23.2	23.1	24.9	23.6	23.5
Other	38.3	40.1	41.6	42.5	43.6

	517.3	550.0	535.7	539.4	557.7

Total real estate mortgages	1,074.8	1,104.7	1,097.2	1,093.3	1,125.5
Commercial & financial	126.7	93.9	94.8	88.5	82.8
Installment loans to individuals
Automobile and trucks	25.0	24.1	23.0	21.9	20.8
Marine loans	33.2	33.3	25.2	26.0	26.0
Other	28.2	27.5	27.9	27.4	26.1

	86.4	84.9	76.1	75.3	72.9
Other	0.9	0.5	0.4	0.5	0.3

	$1,898.4	$1,878.0	$1,808.8	$1,742.6	$1,676.7

QUARTERLY TRENDS – LOANS AT END OF PERIOD (continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$16.3	$16.8	$9.0	$6.1
Townhomes	4.2	2.3	—	—
Single family residences	20.5	16.7	7.1	4.1
Single family land and lots	51.4	43.3	25.4	22.6
Multifamily	24.8	17.6	16.1	14.8

	117.2	96.7	57.6	47.6
Commercial
Office buildings	17.4	13.8	13.8	13.9
Retail trade	70.0	55.9	23.0	3.9
Land	60.9	51.2	50.8	45.6
Industrial	9.0	8.5	8.2	2.5
Healthcare	5.7	6.0	4.8	4.8
Churches and educational facilities	—	—	—	—
Lodging	0.6	—	—	—
Convenience stores	—	—	—	—
Marina	31.6	30.0	28.1	6.8
Other	6.2	1.4	—	—

	201.4	166.8	128.7	77.5
Individuals
Lot loans	34.0	32.4	30.7	29.3
Construction	16.2	11.8	11.1	8.5

	50.2	44.2	41.8	37.8

Total construction and land development	368.8	307.7	228.1	162.9
Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9	289.4
Fixed rate	90.8	90.6	89.5	88.6
Home equity mortgages	85.5	83.8	83.9	86.8
Home equity lines	60.3	60.1	59.7	60.1

	569.7	562.5	559.0	524.9
Commercial real estate
Office buildings	140.6	141.6	144.2	132.3
Retail trade	109.1	120.0	151.4	164.6
Land	—	—	—	—
Industrial	95.3	93.0	89.3	88.4
Healthcare	28.3	30.9	25.4	24.7
Churches and educational facilities	34.8	34.6	30.8	29.6
Recreation	1.7	1.4	3.3	3.0
Multifamily	27.2	31.7	35.1	29.7
Mobile home parks	3.0	5.6	5.6	5.4
Lodging	26.3	26.3	25.6	25.5
Restaurant	6.1	5.1	5.0	4.7
Agricultural	8.2	11.8	12.0	11.7
Convenience stores	23.3	23.2	22.8	22.1
Other	43.0	47.6	34.0	42.4

	546.9	572.8	584.5	584.1

Total real estate mortgages	1,116.6	1,135.3	1,143.5	1,109.0
Commercial & financial	75.5	71.8	66.0	61.1
Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6	15.3
Marine loans	26.3	26.9	26.8	26.4
Other	25.7	24.3	23.3	22.3

	71.4	69.2	66.7	64.0
Other	0.3	0.3	0.3	0.5

	$1,632.6	$1,584.3	$1,504.6	$1,397.5

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007	2008
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(12.3)	$(3.0)	$(9.8)	$(14.8)	$(15.2)
Townhomes	—	(1.2)	(3.8)	1.7	(15.6)
Single family residences	(4.9)	(2.3)	(7.2)	(12.3)	(10.4)
Single family land and lots	(12.0)	(4.3)	(17.0)	(24.9)	(17.4)
Multifamily	0.7	(1.9)	1.4	(3.3)	(3.9)

	(28.5)	(12.7)	(36.4)	(53.6)	(62.5)
Commercial
Office buildings	8.5	(1.8)	2.0	(3.3)	(10.5)
Retail trade	18.8	(8.6)	3.2	4.9	0.2
Land	(3.6)	9.9	(17.1)	(1.5)	(0.6)
Industrial	(3.9)	3.9	3.9	(0.1)	(7.4)
Healthcare	—	—	—	(1.0)	—
Churches and educational facilities	(1.9)	—	0.1	(0.1)	—
Lodging	—	(11.2)	—	—	—
Convenience stores	0.3	0.1	(1.8)	—	—
Marina	1.2	3.7	2.1	1.6	0.2
Other	1.3	1.4	(5.0)	(0.9)	0.6

	20.7	(2.6)	(12.6)	(0.4)	(17.5)
Individuals
Lot loans	(1.3)	—	0.6	(1.6)	(2.7)
Construction	(8.3)	(0.3)	(5.3)	0.3	(7.1)

	(9.6)	(0.3)	(4.7)	(1.3)	(9.8)

Total construction and land development	(17.4)	(15.6)	(53.7)	(55.3)	(89.8)
Real estate mortgages
Residential real estate
Adjustable	6.5	(1.9)	1.2	(2.3)	12.5
Fixed rate	(0.6)	1.6	1.1	3.2	2.1
Home equity mortgages	0.6	0.3	1.4	(8.8)	0.5
Home equity lines	4.0	(2.8)	3.1	0.3	(1.2)

	10.5	(2.8)	6.8	(7.6)	13.9
Commercial real estate
Office buildings	6.1	12.6	(2.0)	1.3	2.8
Retail trade	1.3	7.6	9.7	8.1	10.3
Land	2.7	(5.3)	—	0.6	(0.6)
Industrial	5.3	(1.2)	(11.0)	(1.1)	2.5
Healthcare	(0.8)	7.5	(6.3)	(2.0)	(2.4)
Churches and educational facilities	4.2	—	(3.7)	(0.9)	(0.4)
Recreation	(1.7)	(0.2)	(1.0)	—	(0.1)
Multifamily	2.5	6.2	(0.9)	0.1	8.0
Mobile home parks	(0.1)	(0.7)	(0.1)	—	(0.1)
Lodging	0.4	5.2	0.1	(1.3)	(0.1)
Restaurant	1.0	(0.2)	1.0	(0.4)	(2.4)
Agricultural	(6.7)	(0.5)	(3.4)	(0.3)	(0.2)
Convenience stores	(0.3)	(0.1)	1.8	(1.3)	(0.1)
Other	(1.4)	1.8	1.5	0.9	1.1

	12.5	32.7	(14.3)	3.7	18.3

Total real estate mortgages	23.0	29.9	(7.5)	(3.9)	32.2
Commercial & financial	(8.4)	(32.8)	0.9	(6.3)	(5.7)
Installment loans to individuals
Automobile and trucks	0.2	(0.9)	(1.1)	(1.1)	(1.1)
Marine loans	8.4	0.1	(8.1)	0.8	—
Other	(0.8)	(0.7)	0.4	(0.5)	(1.3)

	7.8	(1.5)	(8.8)	(0.8)	(2.4)
Other	0.3	(0.4)	(0.1)	0.1	(0.2)

	$5.3	$(20.4)	$(69.2)	$(66.2)	$(65.9)

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Continued)
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(1.1)	$0.5	$(7.8)	$(2.9)
Townhomes	(1.9)	(1.9)	(2.3)	—
Single family residences	(6.3)	(3.8)	(9.6)	(3.0)
Single family land and lots	(1.4)	(8.1)	(17.9)	(2.8)
Multifamily	(2.0)	(7.2)	(1.5)	(1.3)

	(12.7)	(20.5)	(39.1)	(10.0)
Commercial
Office buildings	0.1	(3.6)	—	0.1
Retail trade	1.3	(14.1)	(32.9)	(19.1)
Land	(12.4)	(9.7)	(0.4)	(5.2)
Industrial	(4.3)	(0.5)	(0.3)	(5.7)
Healthcare	5.7	0.3	(1.2)	—
Churches and educational facilities	—	—	—	—
Lodging	0.6	(0.6)	—	—
Convenience stores	—	—	—	—
Marina	0.9	(1.6)	(1.9)	(21.3)
Other	0.2	(4.8)	(1.4)	—

	(7.9)	(34.6)	(38.1)	(51.2)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)	(1.4)
Construction	(4.1)	(4.4)	(0.7)	(2.6)

	(5.8)	(6.0)	(2.4)	(4.0)

Total construction and land development	(26.4)	(61.1)	(79.6)	(65.2)
Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)	(36.5)
Fixed rate	(4.7)	(0.2)	(1.1)	(0.9)
Home equity mortgages	0.7	(1.7)	0.1	2.9
Home equity lines	1.8	(0.2)	(0.4)	0.4

	1.9	(7.2)	(3.5)	(34.1)
Commercial real estate
Office buildings	(5.8)	1.0	2.6	(11.9)
Retail trade	(2.8)	10.9	31.4	13.2
Land	—	—	—	—
Industrial	0.6	(2.3)	(3.7)	(0.9)
Healthcare	(0.9)	2.6	(5.5)	(0.7)
Churches and educational facilities	(0.4)	(0.2)	(3.8)	(1.2)
Recreation	—	(0.3)	1.9	(0.3)
Multifamily	—	4.5	3.4	(5.4)
Mobile home parks	—	2.6	—	(0.2)
Lodging	(0.3)	—	(0.7)	(0.1)
Restaurant	(0.1)	(1.0)	(0.1)	(0.3)
Agricultural	(0.3)	3.6	0.2	(0.3)
Convenience stores	(0.2)	(0.1)	(0.4)	(0.7)
Other	(0.6)	4.6	(13.6)	8.4

	(10.8)	25.9	11.7	(0.4)

Total real estate mortgages	(8.9)	18.7	8.2	(34.5)
Commercial & financial	(7.3)	(3.7)	(5.8)	(4.9)
Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)	(1.3)
Marine loans	0.3	0.6	(0.1)	(0.4)
Other	(0.4)	(1.4)	(1.0)	(1.0)

	(1.5)	(2.2)	(2.5)	(2.7)
Other	—	—	—	0.2

	$(44.1)	$(48.3)	$(79.7)	$(107.1)